EXHIBIT 99

The following should be read in conjunction with the Consolidated Financial Statements (and the accompanying notes thereto) of The ServiceMaster Company (the “Company” or “ServiceMaster”) as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

In the first quarter of 2011, ServiceMaster concluded that TruGreen LandCare did not fit within the long-term strategic plans of the Company and committed to a plan to sell the business. On April 21, 2011, the Company entered into a purchase agreement to sell the TruGreen LandCare business, and the disposition was effective as of April 30, 2011. The financial results, as well as the assets and liabilities, of the TruGreen LandCare business are reported in discontinued operations for all periods presented.

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) before:  income (loss) from discontinued operations; provision (benefit) for income taxes; other expense; gain (loss) on extinguishment of debt; interest expense and interest and net investment income; and depreciation and amortization expense; as well as adding back interest and net investment income, residual value guarantee charges and non-cash trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA an amount equal to the non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger (1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges and management and consulting fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (now known as JPMorgan Chase Funding Inc., “JPMorgan”). On September 30, 2010, Citigroup transferred the management responsibility for certain investment funds that own shares of common stock of ServiceMaster Global Holdings, Inc. (“Holdings”), the ultimate parent company of ServiceMaster, to StepStone Group LLC (“StepStone” and collectively with CD&R, Citigroup, BAS and JPMorgan, the “Equity Sponsors”) and its proprietary interest in such investment funds to Lexington Partners Advisors LP. Citigroup also assigned its obligations and rights under its consulting agreement to StepStone, and beginning in the fourth quarter of 2010, the consulting fee otherwise payable to Citigroup became payable to StepStone. Effective January 1, 2012, the annual management fee payable to BAS was reduced to $0.25 million. On December 22, 2011, Holdings purchased from BAS 7.5 million shares of capital stock of Holdings. Affiliates of BAS continue to hold 10 million shares of Holdings.

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and management and consulting fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

Charges relating to stock-based compensation expense and the impact of purchase accounting are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the impact of purchase accounting and non-cash stock-based compensation expense may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other Adjusted EBITDA and Comparable Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA and Comparable Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA and Comparable Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  Adjusted EBITDA and Comparable Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                  Adjusted EBITDA and Comparable Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                  Adjusted EBITDA and Comparable Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Comparable Operating Performance do not reflect any cash requirements for such replacements;

•                  Other companies in the Company’s industries may calculate Adjusted EBITDA and Comparable Operating Performance differently, limiting their usefulness as comparative measures; and

•                  Comparable Operating Performance does not include the impact of purchase accounting and non-cash stock-based compensation expense; the latter exclusion may cause the overall compensation cost of the business to be understated.

(1)          On July 24, 2007, ServiceMaster was acquired pursuant to a merger transaction (the “Merger”) whereby ServiceMaster was merged with and into an indirect wholly owned subsidiary of ServiceMaster Global Holdings, Inc.

Operating Revenues and Operating Performance by operating segment are as follows:

	Three months ended December 31,
(In thousands)	2011	2010
Operating Revenue:
TruGreen	$214,336	$222,645
Terminix	274,056	267,864
American Home Shield	145,830	142,662
ServiceMaster Clean	36,591	33,795
Other Operations and Headquarters	22,028	21,239
Total Operating Revenue	$692,841	$688,205

Operating Performance:
TruGreen	$49,426	$41,542
Terminix	68,712	53,290
American Home Shield	22,538	22,665
ServiceMaster Clean	19,639	18,484
Other Operations and Headquarters	(31,199)	(29,018)
Total Operating Performance	$129,116	$106,963

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(580)	$5,305

	Year ended December 31,
(In thousands)	2011	2010
Operating Revenue:
TruGreen	$1,100,741	$1,096,667
Terminix	1,193,075	1,157,346
American Home Shield	686,737	656,572
ServiceMaster Clean	138,691	132,132
Other Operations and Headquarters	86,628	84,677
Total Operating Revenue	$3,205,872	$3,127,394

Operating Performance:
TruGreen	$209,031	$194,472
Terminix	299,485	270,829
American Home Shield	131,977	116,609
ServiceMaster Clean	64,018	63,762
Other Operations and Headquarters	(94,036)	(94,620)
Total Operating Performance	$610,475	$551,052

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(3,267)	$8,640

The following table presents reconciliations of operating income (loss) to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended December 31, 2011

Operating income (loss)(1)	$1,358	$48,499	$19,363	$18,176	$(42,457)	$44,939
Depreciation and amortization expense	10,952	19,613	1,668	1,463	3,209	36,905
EBITDA	12,310	68,112	21,031	19,639	(39,248)	81,844
Interest and net investment income(2)	—	—	1,507	—	1,160	2,667
Non-cash trade name impairment(3)	36,700	—	—	—	—	36,700
Adjusted EBITDA	49,010	68,112	22,538	19,639	(38,088)	121,211
Non-cash stock-based compensation expense	—	—	—	—	2,161	2,161
Non-cash credits attributable to purchase accounting(4)	(9)	(8)	—	—	—	(17)
Comparable Operating Performance	49,001	68,104	22,538	19,639	(35,927)	123,355
Restructuring charges(5)	425	608	—	—	2,853	3,886
Management and consulting fees(6)	—	—	—	—	1,875	1,875
Operating Performance	$49,426	$68,712	$22,538	$19,639	$(31,199)	$129,116

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$(580)	$(580)

Three months ended December 31, 2010

Operating income (loss)(1)	$32,064	$33,036	$11,135	$16,742	$(37,501)	$55,476
Depreciation and amortization expense	9,226	17,923	10,545	1,732	3,423	42,849
EBITDA	41,290	50,959	21,680	18,474	(34,078)	98,325
Interest and net investment income(2)	—	—	999	—	872	1,871
Adjusted EBITDA	41,290	50,959	22,679	18,474	(33,206)	100,196
Non-cash stock-based compensation expense	—	—	—	—	2,488	2,488
Non-cash credits attributable to purchase accounting(4)	(13)	(21)	(14)	—	—	(48)
Comparable Operating Performance	41,277	50,938	22,665	18,474	(30,718)	102,636
Restructuring charges (credits)(5)	265	2,352	—	10	(175)	2,452
Management and consulting fees(6)	—	—	—	—	1,875	1,875
Operating Performance	$41,542	$53,290	$22,665	$18,484	$(29,018)	$106,963

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$5,305	$5,305

(in thousands)	TruGreen	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Year ended December 31, 2011

Operating income (loss)(1)	$129,324	$220,622	$94,869	$57,674	$(127,029)	$375,460
Depreciation and amortization expense	41,929	75,347	27,331	6,150	12,679	163,436
EBITDA	171,253	295,969	122,200	63,824	(114,350)	538,896
Interest and net investment income(2)	—	—	9,777	158	951	10,886
Non-cash trade name impairment(3)	36,700	—	—	—	—	36,700
Adjusted EBITDA	207,953	295,969	131,977	63,982	(113,399)	586,482
Non-cash stock-based compensation expense	—	—	—	—	8,412	8,412
Non-cash credits attributable to purchase accounting(4)	(37)	(44)	—	—	—	(81)
Comparable Operating Performance	207,916	295,925	131,977	63,982	(104,987)	594,813
Restructuring charges(5)	1,115	3,560	—	36	3,451	8,162
Management and consulting fees(6)	—	—	—	—	7,500	7,500
Operating Performance	$209,031	$299,485	$131,977	$64,018	$(94,036)	$610,475

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$(3,267)	$(3,267)

Year ended December 31, 2010

Operating income (loss)(1)	$112,312	$199,750	$68,380	$55,450	$(129,200)	$306,692
Depreciation and amortization expense	66,069	67,761	42,259	7,106	13,430	196,625
EBITDA	178,381	267,511	110,639	62,556	(115,770)	503,317
Interest and net investment income(2)	—	—	6,243	153	2,962	9,358
Residual value guarantee charge(8)	9,222	—	—	982	245	10,449
Adjusted EBITDA	187,603	267,511	116,882	63,691	(112,563)	523,124
Non-cash stock-based compensation expense	—	—	—	—	9,352	9,352
Non-cash credits attributable to purchase accounting(4)	(53)	(173)	(146)	—	—	(372)
Comparable Operating Performance	187,550	267,338	116,736	63,691	(103,211)	532,104
Restructuring charges (credits)(5)	6,922	3,491	(127)	71	1,091	11,448
Management and consulting fees(6)	—	—	—	—	7,500	7,500
Operating Performance	$194,472	$270,829	$116,609	$63,762	$(94,620)	$551,052

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$8,640	$8,640

(1)  Presented below is a reconciliation of total segment operating income to net (loss) income.

	Three months ended December 31,
(In thousands)	2011	2010
Total Segment Operating Income	$44,939	$55,476
Non-operating Expense (Income):
Interest expense	67,913	69,850
Interest and net investment income	(2,667)	(1,871)
Loss on extinguishment of debt	774	—
Other expense	178	177
Loss from Continuing Operations before Income Taxes	$(21,259)	$(12,680)
Benefit for income taxes	(6,614)	(12,845)
(Loss) Income from Continuing Operations	(14,645)	165
(Loss) income from discontinued operations, net of income taxes	(586)	202
Net (Loss) Income	$(15,231)	$367

	Year ended December 31,
(In thousands)	2011	2010
Total Segment Operating Income	$375,460	$306,692
Non-operating Expense (Income):
Interest expense	273,123	286,933
Interest and net investment income	(10,886)	(9,358)
Loss on extinguishment of debt	774	—
Other expense	700	733
Income from Continuing Operations before Income Taxes	$111,749	$28,384
Provision for income taxes	43,912	10,945
Income from Continuing Operations	67,837	17,439
Loss from discontinued operations, net of income taxes	(27,016)	(31,998)
Net Income (Loss)	$40,821	$(14,559)

(2)                                  Interest and net investment income is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $226.2 million as of December 31, 2011. American Home Shield interest and net investment income was $1.5 million and $1.0 million for the three months ended December 31, 2011 and 2010, respectively, and $9.8 million and $6.2 million for the years ended December 31, 2011 and 2010, respectively. The balance of interest and net investment income primarily relates to (i) investment income (loss) from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within (loss) income from continuing operations before income taxes) and (ii) interest income on other cash balances.

(3)                                  Represents a pre-tax non-cash impairment charge recorded in 2011 to reduce the carrying value of trade names as a result of the Company’s annual impairment testing of goodwill and indefinite-lived intangible assets.

(4)                                  The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(5)                                 Represents restructuring charges related to a reorganization of field leadership and a restructuring of branch operations at TruGreen, a branch optimization project at Terminix, an initiative to enhance capabilities and reduce costs in our centers of excellence at Other Operations and Headquarters, Merger related charges and other restructuring costs.

(6)                                  Represents management and consulting fees payable to certain related parties.

(7)                                  The table below presents reconciliations of operating (loss) income, the most directly comparable financial measure under GAAP, to EBITDA and Operating Performance for the periods presented.

	Three months ended December 31,
(In thousands)	2011	2010
Operating (loss) income	$(580)	$2,615
Interest expense	—	12
Depreciation and amortization expense	—	2,840
EBITDA	(580)	5,467
Non-cash credits attributable to purchase accounting	—	(155)
Comparable Operating Performance	(580)	5,312
Restructuring credits	—	(7)
Operating Performance	$(580)	$5,305

	Year ended December 31,
(In thousands)	2011	2010
Operating loss	$(40,620)	$(49,971)
Interest expense	16	46
Depreciation and amortization expense	3,509	11,524
EBITDA	(37,095)	(38,401)
Non-cash goodwill and trade name impairment	34,185	46,884
Adjusted EBITDA	(2,910)	8,483
Non-cash credits attributable to purchase accounting	(154)	(621)
Comparable Operating Performance	(3,064)	7,862
Restructuring (credits) charges	(203)	778
Operating Performance	$(3,267)	$8,640

(8)                                  Represents non-cash residual value guarantee charges recorded in 2010 related to a synthetic lease for operating properties, which expired in July 2010. There were no similar charges in 2011.

Information Regarding Forward-Looking Statements

This report contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘shall,’’ ‘‘should,’’ ‘‘would,’’ ‘‘could,’’ ‘‘seeks,’’ ‘‘aims,’’ ‘‘projects,’’ ‘‘is optimistic,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates’’ or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial position; results of operations; cash flows; prospects; the sharing of best practices and talent across our businesses; growth strategies and/or expectations; expanding our commercial services; expansion opportunities in domestic and international territories; our estimates of market segment size and segment share; expectations for enhancing American Home Shield’s ability to interact with customers through its new customer relationship management system; projections for increases in existing home re-sales in 2012; capital expenditures and requirements; estimates for phasing out certain information technology services from International Business Machines Corporation (“IBM”) and projections for expenditures to IBM in 2012 and 2013; customer retention; the continuation of acquisitions; fuel prices; impairment charges related to goodwill and intangible assets; estimates of future amortization expense for intangible assets; attraction and retention of key personnel; the impact of interest rate hedges and fuel swaps; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; the impact on the amount of unrecognized tax benefits resulting from pending tax settlements and expiration of statutes of limitations; the valuation of marketable securities; estimates of accruals for self-insured claims related to workers’ compensation, auto and general liability risks; estimates of accruals for home service contract claims; estimates of future payments under operating and capital leases; estimates for increases in healthcare costs; the outcome (by judgment or settlement) and costs of legal or administrative proceedings, including, without limitation, collective, representative or class action litigation; post-closing purchase price adjustments, including, without limitation, items related to working capital and potential indemnification claims associated with the TruGreen LandCare disposition; our ability to renegotiate or extend our $50.0 million receivable securitization arrangement; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and cash flows, and the development of the market segments in which we operate, are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in Item 1A—Risk Factors in Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

• the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

• our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

• changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates;

• our ability to secure sources of financing or other funding to allow for direct purchases or leasing of commercial vehicles, primarily for TruGreen and Terminix;

• changes in the source and intensity of competition in our market segments;

• our ability to attract and retain key personnel;

• weather conditions, including, without limitation, potential impacts, if any, from climate change, known and unknown, and seasonality factors that affect the demand for, or our ability to provide, our services and the cost of our claims and services;

• higher commodity prices and lack of availability thereof, including, without limitation, fuel and chemicals (primarily at TruGreen and Terminix), which could impact our ability to provide our services and the profitability of our brands;

• increases in operating costs, such as higher insurance premiums, self-insurance costs and compensation and benefits costs, including, without limitation, costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

• employee retention and labor shortages;

• epidemics, pandemics or other public health concerns or crises that could affect the demand for, or our ability to provide our services, resulting in a reduction in revenues;

• a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (for example, any adverse developments in the global credit and financial markets due to the recent downgrade of the U.S. long-term sovereign credit rating or the European debt crisis), especially as such may affect home sales, consumer or business liquidity, bank failures, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, changes in discount rates, mortgage foreclosures and subprime credit dislocations;

• adverse economic conditions or other factors that would result in significant impairment charges to our goodwill and/or intangible assets;

• a failure of any insurance company that provides insurance or reinsurance to us or of third party contract partners, including counterparties to our fuel and interest rate swaps;

• changes in our services or products;

• existing and future governmental regulation and the enforcement thereof, including, without limitation, regulation relating to the environment; restricting or banning of telemarketing; door-to-door solicitation; direct mail or other marketing activities; Terminix’s termite inspection and protection plan; chemicals used in our businesses; or other legislation, regulation or interpretations impacting our business;

• laws and regulations relating to financial reform and the use of derivative instruments and any new regulations promulgated by the U.S. Consumer Financial Protection Bureau;

• the success of, and costs associated with, restructuring initiatives;

• the number, type, outcomes (by judgment or settlement) and costs of legal or administrative proceedings, including, without limitation, collective, representative or class action litigation;

• labor organizing activities at the Company or its franchisees;

• risk of liabilities being passed through from our franchisees;

• risks associated with acquisitions, including, without limitation, acquired liabilities, retaining customers from businesses acquired, difficulties in integrating acquired businesses and achieving expected synergies therefrom;

• risks associated with dispositions, for example, post-closing claims being made against us, post-closing purchase price adjustments (including, without limitation, items related to working capital), disruption to our other businesses during the sale process or thereafter; credit risks associated with any buyer of such disposed businesses and our ability to collect funds due from any such buyer related to seller financings, licensing arrangements or transition services arrangements;

• constraints associated with non-compete agreements or other restrictive covenants entered into by the Company, including, without limitation, in connection with business dispositions or strategic contracts and which may restrict our ability to conduct business in particular market segments or compete in particular geographic regions;

• risks associated with budget deficits at federal, state and local levels resulting from economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes or other fees on businesses to generate more tax revenues;

• regulations imposed by several states related to our home service and insurance subsidiaries, including those limiting the amount of funds that can be paid to the Company by its subsidiaries;

• changes in claims trends in our medical plan and our automobile, general liability and workers’ compensation program;

• significant disruptions, terminations or substandard performance of our outsourced services, including possible breaches by third party vendors of their agreements with us;

• the cost, timing, structuring or results of our business process outsourcing, including, without limitation, any current or future outsourcing (or insourcing) or restructuring of all or portions of our information technology, call center, certain human resource functions and other corporate functions, and risks associated with such outsourcing (or insourcing) or restructuring or transitioning from outsourcing providers to insourcing;

• successful implementation of upgrades to our information technology systems that are being undertaken, among other reasons, to enhance customer service; protect against theft of customer and corporate sensitive information; compliance with industry standards; and minimize disruptions in the Company’s operations; and

• other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.